Exhibit 99.1

OMINQ REPORTS REVENUES OF $73 MILLION IN 2024

STABLE PROFITS AND CONTINUED GAINS IN EFFICIENCY

Salt Lake City, March 31, 2025 — OMNIQ Corporation (OTCMKTS: OMQS) (“OMNIQ” or “the Company”) reports year-end 2024 revenue of $73 million as well as reduced loss from operations. Additionally, the company reported decreases in operational expenses and gross profit stability.

FINANCIAL HIGHLIGHTS:

●	Decrease in Loss from Operations: loss from operations of $6.9 million in 2024 compared to $26.2 million in 2023, representing reduction of $19.3M, a 74% decrease.

●	Revenues decreased from $81M in 2023 to $74M in 2024, a reduction of approximately 9%

●	Gross Profit Stability: gross profit recognized in 2024 was $15.4M vs $15.7M in 2023

●	Reduced Selling, General & Administrative Expense: SG&A was reduced to $19.5 million in 2024 from $23 million in 2023, or a reduction of $3.5M or 15% in 2024.

2024 Financial Results

For the year ended December 31, 2024, the Company reported consolidated revenue of $73.57 million, compared to $81.19 million in 2023—a year-over-year decrease of $7.6 million.

Cost of goods sold totaled $58 million in 2024 and $65 million in 2023, representing 79% and 81% of total revenue, respectively. Gross margin percentage has remained relatively stable in an industry that is experiencing gross-margin pressure.

Although revenue decreased year-over-year by $7.6 million, the 2024 gross profit ($15.4 million) was in line to the 2023 performance of $15.7 million.

Loss from operations improved year-over-year, with the Company posting a loss of $6.9 million in 2024 compared to $26.2 million in 2023—reflecting a seventy-four percent reduction in operating losses.

Comprehensive loss for 2024 was $9.3 million, down from $29 million in the prior year, representing a sixty-eight percent decrease and contributing to the overall trend of improving operational efficiency.

Selling, General and Administrative expenses were $19.5 million for the year ended December 31, 2024, down from $23 million for the year ended December 31, 2023, representing a decrease of $3.5 million, or fifteen percent. The change was due to a management’s efforts to cut costs.

For the years ended December 31, 2024 and 2023, operating expenses totaled $22.3 million and $41 million, respectively. This reflects a decrease of $19.6 million, or forty-seven percent. This was primarily due to impairment expense of $14.7 million recorded in 2023.

The weighted-average number of common shares outstanding used to calculate basic earnings per share was 10,694,366 in 2024 and 8,412,494 in 2023.

Net loss attributable to OMNIQ Corp common stockholders was $10 million in 2024, representing a reduction of $19.5 million compared to a net loss of $29.4 million in 2023. Basic loss per share reduced to $0.94 in 2024, down from a loss of $3.50 per share in the prior year.

OMINQ NEWS AND RECENT EVENTS

Strategic Expansions: Introducing New Technologies and Advancing Key Pilots

In 2024, OMNIQ introduced several new technologies, including the seeQ SaaS product, and launched pilot programs across a variety of industries. The Company expanded its role in public safety and critical infrastructure through key security-focused projects, including a homeland security initiative and a collaborative project with NEC. These efforts underscore OMNIQ’s capabilities in delivering advanced, mission-critical technology solutions. Additional pilots included fintech kiosk deployments at Ben-Gurion Airport and a major restaurant chain, international work with Nestlé, and select implementations with partners such as Spar Israel.

Our ground-breaking AI-based vision solutions are currently in use for sensitive Homeland Security anti-terror projects and automated parking solutions. Inspired by time-critical “friend or foe” decision-making processes, our patented algorithms are based on a combination of cognitive science and machine-learning-based pattern-recognition technology which is arbitrated through a multi-layered decision-making process that offers both speed and accuracy.

Strong IoT Business: Sustained Demand Reflected in New Orders

The IoT division continued to perform well, supported by multiple large purchase orders. Highlights included $5 million from a major food and drug retail chain, $3.4 million in retail, $1.4 million in transportation and logistics, and $1 million in bioscience. The Company also supported upgrading devices for 450 sporting goods stores. These orders reinforce the relevance of OMNIQ’s integrated offerings across sectors with ongoing operational challenges.

Strategic Business Moves: Focusing on Long-Term Value and Differentiation

Throughout the year, the Company took steps to refine its business model—prioritizing integrated solutions over commodity hardware sales and deepening partnerships with fintech providers such as SHVA and Ingenico. The company also supported infrastructure upgrades at DFW Airport and medical centers in Texas and Ohio. By focusing on consultative engagement and tailored deployments, OMNIQ continues to strengthen its position in a competitive landscape.

LETTER TO SHAREHOLDERS

OMNIQ continues to execute on its strategic plan, focusing on cost optimization and operational excellence. We’ve seen improvements due to this strategy throughout the year 2024 and it is largely reflected in our year end numbers. We have successfully reduced operating expenses and improved profitability, demonstrating disciplined financial management while continuing to invest in long-term growth.

Key priorities include enhancing gross profit through efficiencies in cost of goods sold, expanding AI-based offerings for Traffic Management, Safe Cities, retail automation, and supply chain solutions, and launching targeted marketing and product initiatives to drive revenue. The Company is also assessing its debt structure to reduce interest costs and improve financial flexibility.

Revenue for the period was negatively impacted by fewer deliverables and a delay in a major software project; however, our gross profits remained relatively stable due to large cost reductions. We remain confident in the strategy and are actively pursuing growth opportunities in both existing and new markets.

OMNIQ’s proprietary machine vision technologies—used in Homeland Security and parking automation—set the Company apart through speed, accuracy, and a multi-layered cognitive decision-making process. In competitive markets, OMNIQ’s consultative, integrated approach continues to be a key differentiator.

As global markets consolidate, we are evaluating strategic acquisitions in mobile systems, data collection, and integration technologies to expand its portfolio and strengthen its position as a leading specialty integrator.

We are also closely monitoring the Israel-Hamas conflict. At this time, minimal operational impact is expected, but OMNIQ remains vigilant given the fluid nature of the situation.

We have been successful in integrating mission-critical mobile-computing and data-collection solutions for small businesses up to Fortune 500 companies. The needs of our customers continue to evolve as they require new mobile and wireless technologies and services to make their business more competitive and profitable. The result is a continuous flow of opportunities to assist customers in evaluating, choosing, implementing, and supporting the right mobile and data-collection solutions.

We seek to utilize our expertise and software solutions in markets which provide the greatest opportunity to increase margins. Within the Supply Chain Management market, we believe we can further develop our existing customer base who need to replace their legacy systems.

“We believe the strategies we’ve put in place—to reduce costs and drive smart growth—are delivering strong results. Each quarter has shown meaningful progress, and that momentum is clear as we close the year,” said Shai Lustgarten, CEO of OMNIQ Corp. “Looking ahead to 2025, we expect this upward trend to continue, with several major projects already in motion or entering pilot phases. I’m proud of our dedicated, forward-thinking team and the impact we’re making together.”

ABOUT OMNIQ

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver real time object identification, tracking, surveillance, and monitoring for Supply Chain Management, Public Safety, and Traffic Management applications. The technology and services provided by the Company help clients move people, and objects and manage big data safely and securely through airports, warehouses, schools, and national borders and in many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have more than doubled, reaching $73 million in 2024, from clients in more than 40 countries.

The Company currently addresses several billion-dollar markets with double-digit growth, including the Global Smart City & Public Safety markets.

For more information about OMNIQ and its suite of AI-driven solutions, please visit www.OMNIQ.com or contact ir@OMNIQ.com.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Contact

IR@OMNIQ.COM